Exhibit 1.01

Harman International Industries, Incorporated

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report for the year ended December 31, 2015 (this “CMR”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to herein as the “Covered Countries”). Tin, tungsten, tantalum and gold will herein be referred to as “3TGs.”

Harman International Industries, Incorporated (herein referred to as “HARMAN,” the “Company,” “we,” “us,” or “our”) has concluded in good faith that, for the year ended December 31, 2015, we have manufactured or contracted to manufacture products as to which 3TGs are necessary to the functionality or production of such products. Based on a “reasonable country of origin inquiry,” HARMAN knows or has reason to believe that a portion of its necessary 3TGs originated or may have originated in the Covered Countries and knows or has reason to believe that those necessary 3TGs may not be from recycled or scrap sources. As a result of the foregoing, pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the 3TGs as described below, and are required to submit to the Securities and Exchange Commission (“SEC”) this CMR as an Exhibit to our Form SD for the year ended December 31, 2015.

I.	Company Overview

This CMR has been prepared by HARMAN management. The information set forth in this CMR includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated. HARMAN designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions and connected services, under multiple name brands. We use externally sourced microchips in many of our products, and several independent suppliers manufacture loudspeakers and electronic products for us. Our broad and complex product range may contain 3TGs within the following components:

•	Tantalum, used in capacitors.

•	Tin, used in soldered components.

•	Tungsten, used in coatings, alloys, heating elements and electrodes.

•	Gold, used in circuit boards, electrodes and electronic components.

HARMAN adopted a Conflict Minerals Policy Statement (the “Policy”) which is publicly available on our website at http://www.harman.com/sites/default/files/supply-chain/1463660384/document/CONFLICT%20MINERALS%20POLICY%20STATEMENT%20May%202016.pdf. As stated in the Policy, HARMAN expects each of its suppliers to do all of the following:

•	Establish a conflict mineral policy consistent with the Policy;

•	Complete HARMAN’s Conflict Minerals survey, identifying products they sell to HARMAN and the smelters that provided the original 3TGs; and

•	On an annual basis, provide a report to support HARMAN’s SEC reporting requirements.

II.	Description of Reasonable Country of Origin Inquiry (“RCOI”)

HARMAN’s RCOI employed a combination of measures to determine whether the necessary 3TGs in HARMAN products originated from the Covered Countries. HARMAN’s primary means of determining country of origin of necessary 3TGs was by conducting a supply chain survey with direct suppliers using the EICC-GeSI Conflict Minerals Reporting Template, version 4.01 (“CMRT”). This supply chain survey and the conflict minerals program as a whole has been developed and implemented with our third-party service provider, Assent Compliance Inc. (“Assent”).

It was decided to conduct a survey of all our direct material suppliers (suppliers that provided materials used in HARMAN’s products). We began our scoping process by completing a supplier list extraction from a list of all of HARMAN’s suppliers. This list was then filtered to remove:

•	Suppliers of services and indirect materials (such as capital equipment, information technology, office supplies, and other goods other than production parts); and

•	Inactive suppliers (minimum of 24 months since last purchase).

This ensures that all suppliers surveyed provided items to HARMAN that were used in final HARMAN products in the calendar year ended December 31, 2015. Once the filtering was completed, HARMAN populated the list with contact information and this list, composed of 2,145 suppliers, was then provided to Assent for upload to their Assent Compliance Manager Software as a Solution (“SaaS”) system.

Assent conducted additional analysis of the supply chain and, combined with supplier feedback, 3 percent of suppliers provided a response that allowed Assent and HARMAN to remove these suppliers from the scope of the conflict minerals survey. The factors considered in Assent’s secondary analysis and the information provided that supported removing these suppliers from the scope included:

•	The product supplied is packaging (packaging excludes labels).

•	The parts supplied do not end up in the final product. This includes equipment used to make the product but is not a part of the actual product itself (e.g., industrial equipment, computers, etc.)

•	Supplier is a provider of test lab services (i.e., providers that test the resistance or durability of a product), or other services and indirect materials, or is inactive, but was not previously identified as such.

Assent then conducted the supplier survey portion of the RCOI on the remaining in-scope suppliers, totaling 2,086.

During the supplier survey, suppliers were contacted via the SaaS system that enables its users to complete and track supplier communications. It also allows suppliers to upload completed CMRTs directly to the platform for red flag assessment and management.

Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also managed by the Assent Compliance supply chain team in one on one communications. This included two to three follow ups from the supply chain team.

Assent communications included training and education on the completion of the CMRT to alleviate any remaining confusion with suppliers. All of these communications were monitored and tracked in Assent’s system for future reporting and transparency.

The SaaS system also performed automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid, but the data is still retained. Suppliers are contacted in regards to invalid forms and requested to resubmit a valid form. As of April 29, 2016, there were 58 invalid supplier submissions, which is less than 6 percent of total supplier submissions.

HARMAN had a survey completion rate of 44 percent, which is a 2 percent improvement over the previous year. In addition, the rate of invalid supplier submissions decreased 12 percent over the previous year. We anticipate further gains moving forward as the intricacies of HARMAN’s supply chain become more transparent.

III.	Due Diligence

Establish Strong Company Management Systems

As described above, HARMAN has adopted the Policy which is posted on our website at http://www.harman.com/sites/default/files/supply-chain/1463660384/document/CONFLICT%20MINERALS%20POLICY%20STATEMENT%20May%202016.pdf.

HARMAN has also established a management system for conflict minerals. Our management system is sponsored by the General Counsel as well as executive-level representatives and a team of subject matter experts from relevant functions such as legal, procurement and engineering, who are responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in the automotive and consumer and professional electronics sectors. Controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all HARMAN employees, our Supplier Code of Conduct, and a supplier conflict minerals contract clause which is further described below.

We rely on our direct suppliers to provide information on the origin of any 3TGs contained in components and materials supplied to us – including sources of 3TGs that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of any 3TGs and smelters or refiners. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide 3TG sourcing information until the contracts can be amended.

We have strengthened our engagement with suppliers through Assent by:

•	providing education on conflict minerals regulation as well as the expectations of the law and for a continued business relationship with HARMAN; and

•	leveraging the existing communications within HARMAN, specifically our procurement department, to encourage their interactions with Assent, as well as understand the requirement for completion.

Feedback from this engagement has allowed us to enhance the training and to focus and adapt it to each supplier’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of HARMAN’s policies. We have a policy to retain relevant documentation for a period of at least six years.

Design of the Due Diligence Process

Our due diligence measures have been designed to conform with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

In accordance with OECD Guidance, it is important to understand risk levels associated with 3TGs in the supply chain. Suppliers that utilize smelters for the production of 3TGs that are not certified DRC conflict-free pose a significant risk to the supply chain. In the SaaS system, this risk is classified as “High,” “Medium” or “Low,” and is generated based on three scoring criteria:

•	Regulated Body: this assesses whether the smelter has an associated regulated body number (Smelter CID Number is the primary method).

•	Proximity: this assesses the level of risk of the country where the smelter is located.

•	Level 1 Countries are countries with known active ore production for tin or tantalum that are not identified as conflict regions or plausible countries of smuggling or export of tin or tantalum containing materials. Level 1 Countries are located in North or South America, Australia or Europe.

•	Level 2 Countries are countries that are known or are plausible countries for smuggling or export out of Level 3 countries, or transit of materials containing tin or tantalum. Level 2 Countries currently include Kenya, Mozambique, and South Africa.

•	Level 3 Countries are the Covered Countries.

•	Certification: this assesses whether the smelter is certified conflict-free via the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme.

We also calculate supplier risk based on the chances that the supplier provides 3TGs that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, further assisting in identifying risk in the supply chain, suppliers are evaluated on program strength. While many of our suppliers are only in the initial stages of implementing a conflict minerals program, evaluating and tracking the strength of each supplier’s conflict minerals program meets the OECD Guidance and assists us in making key risk mitigation decisions as each supplier’s program progresses. The criteria used to evaluate the strength of each program are:

•	Whether the supplier has a policy in place that includes DRC conflict-free sourcing.

•	Whether the supplier has implemented due diligence measures for DRC conflict-free sourcing.

•	Whether the supplier verifies due diligence information received from its suppliers.

•	Whether the verification process includes corrective action management.

Based on the foregoing, each supplier’s program is identified as either “Strong” or “Weak.”

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of 3TGs in our products, including (i) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (ii) verifying those 3TG smelters and refiners with the expanding CFSI lists and (iii) conducting further due diligence review of the 3TG smelters and refiners, and obtaining additional documentation and verification, as applicable. Our existing policy related to documentation relevant to our conflict mineral compliance process requires that such documentation will be retained for a period of at least six years.

Design and Implement a Strategy to Respond to Risks

In response to the risk assessment described in the foregoing section, HARMAN has an approved risk management plan through which the conflict minerals program is implemented, managed and monitored. If a supplier’s conflict minerals program is identified as “Weak” this is a risk that is dealt with by implementing supplier corrective action measures which ensure HARMAN suppliers have policies and procedures in place that will produce the necessary data in an accurate manner. Once obtained, the data, including smelter and refiner information, is then verified and a risk level of “High,” “Medium” or “Low” is designated, as described in the foregoing section. Updates to the risk assessment of suppliers are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, recorded training and documented instructions through Assent. As the program progresses, contacts via email and phone by HARMAN procurement team members will be completed as an escalation to ensure the importance of a response via CMRTs to Assent and the required cooperation for compliance with the Rule will be emphasized.

We intend to engage with any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. We have found no instances where it was necessary to terminate a contract or find a replacement supplier.

IV.	Due Diligence Results

The large majority of the responses received from the supplier survey provided data at a company or divisional level or were unable to specify the smelters or refiners used for components supplied to HARMAN. We are therefore unable to determine whether the 3TGs reported by the suppliers were contained in components or parts supplied to us. Furthermore, suppliers did not always provide smelter lists nor were the smelter lists consistently completed with smelter identification numbers, and therefore we were unable to validate that any of these smelters or refiners are actually in our supply chain.

The current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TGs in our supply chain.

Certain of the responses provided by suppliers to the CMRT did include the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters maintained by the CFSI, the United States Department of Commerce and the LBMA and, if a supplier indicated that the facility was certified as conflict-free, confirmed that the name was listed by CFSI.

As of April 29, 2016, we have validated 310 smelters or refiners and are working to validate the additional smelter and refiner entries from the submitted CMRTs. The table set forth on Schedule 1 to this CMR lists the valid smelters identified by suppliers we surveyed. Not all of these facilities have necessarily processed 3TGs contained in our products for the year ended December 31, 2015. This is because our suppliers generally provided facility information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to facility information for 3TGs in products they supply to HARMAN specifically. The table set forth on Schedule 2 lists the countries where the valid smelters identified by suppliers are located. Again, as our suppliers generally provided facility information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to facility information for 3TGs in products they supply to HARMAN specifically, 3TGs contained in our products for the year ended December 31, 2015 did not necessarily originate in the countries listed on Schedule 2.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware that 213 smelters are certified conflict-free, and a number of other smelters are active in the Conflict-Free Smelter Program (“CFSP”) third-party audit process. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

V.	Steps to be Taken to Mitigate Risk

Our conflict minerals program will continue to focus on vetting smelter and refiner data including:

•	Working with suppliers to move to the latest version of the CMRT, when available, where new smelter identification numbers have been assigned.

•	Increasing year-over-year the number of product-level CMRTs received.

•	Requiring the use of the smelter identification numbers. Supplier responses will not be considered complete without identification numbers.

•	Requesting suppliers inform HARMAN of the correlation between smelters or refiners identified and the products and parts they supply to HARMAN.

•	Comparing the facilities identified to the CFSI list of smelters.

•	Efforts to determine mine or location of origin.

We also intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the Covered Countries:

•	Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Continue to strengthen engagement with relevant suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•	Engage any of our suppliers found to be supplying us with 3TGs from sources that directly or indirectly finance armed conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such armed conflict.

Harman International Industries, Incorporated

Conflict Minerals Report

For The Year Ended December 31, 2015

Schedule 1

Harman believes that each of the smelters and refiners listed below with “Yes” listed in the fourth column have been verified as complying with the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme.

Metal	Standard Smelter Name	Smelter Facility Location	Conflict-Free?

Gold	Advanced Chemical Company	UNITED STATES	In progress

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	In progress

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes

Gold	Argor-Heraeus SA	SWITZERLAND	Yes

Gold	Asahi Pretec Corporation	JAPAN	Yes

Gold	Asahi Refining Canada Limited	CANADA	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Yes

Gold	Aurubis AG	GERMANY	Yes

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes

Gold	Caridad	MEXICO

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Yes

Gold	Cendres + Métaux SA	SWITZERLAND	In progress

Gold	Chimet S.p.A.	ITALY	Yes

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	In progress

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF	In progress

Gold	DODUCO GmbH	GERMANY	Yes

Gold	Dowa	JAPAN	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes

Gold	Faggi Enrico S.p.A.	ITALY	In progress

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	Geib Refining Corporation	UNITED STATES	In progress

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes

Gold	Istanbul Gold Refinery	TURKEY	Yes

Gold	Japan Mint	JAPAN	Yes

Gold	Jiangxi Copper Company Limited	CHINA	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	In progress

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	In progress

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES	Yes

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes

Gold	Metahub Industries Sdn. Bhd.	MALAYSIA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	In progress

Gold	Metalor Technologies SA	SWITZERLAND	Yes

Gold	Metalor USA Refining Corporation	UNITED STATES	Yes

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	In progress

Gold	Nihon Material Co., Ltd.	JAPAN	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes

Gold	PAMP SA	SWITZERLAND	Yes

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes

Gold	PX Précinox SA	SWITZERLAND	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes

Gold	Republic Metals Corporation	UNITED STATES	Yes

Gold	Royal Canadian Mint	CANADA	Yes

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	In progress

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY	In progress

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes

Gold	SEMPSA Joyería Platería SA	SPAIN	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	Yes

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes

Gold	T.C.A S.p.A	ITALY	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Torecom	KOREA, REPUBLIC OF	In progress

Gold	Umicore Brasil Ltda.	BRAZIL	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	Yes

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes

Gold	Valcambi SA	SWITZERLAND	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY	In progress

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes

Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	Yes

Tantalum	Duoluoshan	CHINA	Yes

Tantalum	Exotech Inc.	UNITED STATES	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	Yes

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	Yes

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	Yes

Tantalum	QuantumClean	UNITED STATES	Yes

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes

Tantalum	Taki Chemicals	JAPAN	Yes

Tantalum	Telex Metals	UNITED STATES	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes

Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes

Tin	Alpha	UNITED STATES	Yes

Tin	An Thai Minerals Company Limited	VIET NAM	In progress

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	In progress

Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	In progress

Tin	China Tin Group Co., Ltd.	CHINA	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes

Tin	CV Ayi Jaya	INDONESIA	Yes

Tin	CV Dua Sekawan	INDONESIA	In progress

Tin	CV Gita Pesona	INDONESIA	Yes

Tin	CV Serumpun Sebalai	INDONESIA	Yes

Tin	CV United Smelting	INDONESIA	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	Yes

Tin	Dowa	JAPAN	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	In progress

Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes

Tin	EM Vinto	BOLIVIA	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY	In progress

Tin	Fenix Metals	POLAND	Yes

Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	In progress

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	In progress

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	In progress

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S/A	BRAZIL	Yes

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	Yes

Tin	Mineração Taboca S.A.	BRAZIL	Yes

Tin	Minsur	PERU	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	Yes

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	In progress

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes

Tin	Phoenix Metal Ltd.	RWANDA	In progress

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	Yes

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA	Yes

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes

Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes

Tin	PT Bukit Timah	INDONESIA	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	Yes

Tin	PT DS Jaya Abadi	INDONESIA	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA	Yes

Tin	PT Justindo	INDONESIA	Yes

Tin	PT Karimun Mining	INDONESIA	In progress

Tin	PT Mitra Stania Prima	INDONESIA	Yes

Tin	PT Panca Mega Persada	INDONESIA	Yes

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA	Yes

Tin	PT Refined Bangka Tin	INDONESIA	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes

Tin	PT Seirama Tin Investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	Yes

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tin	Rui Da Hung	TAIWAN	Yes

Tin	Soft Metais Ltda.	BRAZIL	Yes

Tin	Thaisarco	THAILAND	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	In progress

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	In progress

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes

Tungsten	ACL Metais Eireli	BRAZIL	In progress

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	In progress

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	In progress

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	In progress

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	H.C. Starck GmbH	GERMANY	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	In progress

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	In progress

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	In progress

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	In progress

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	In progress

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	In progress

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	In progress

Tungsten	Kennametal Fallon	UNITED STATES	In progress

Tungsten	Kennametal Huntsville	UNITED STATES	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Niagara Refining LLC	UNITED STATES	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	In progress

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	In progress

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	In progress

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Harman International Industries, Incorporated

Conflict Minerals Report

For The Year Ended December 31, 2015

Schedule 2

Publicly available information on countries of origin for the smelters listed in Schedule 1 are included here.

Angola	Laos

Argentina	Luxembourg

Australia	Madagascar

Austria	Malaysia

Belgium	Mongolia

Bolivia	Mozambique

Brazil	Myanmar

Burundi	Namibia

Cambodia	Netherlands

Canada	Nigeria

Central African Republic	Peru

Chile	Portugal

China	Republic of Congo

Colombia	Russia

Cote D’Ivoire	Rwanda

Czech Republic	Sierra Leone

Democratic Republic of Congo	Singapore

Djibouti	Slovakia

Ecuador	South Africa

Egypt	South Korea

Estonia	South Sudan

Ethiopia	Spain

France	Suriname

Germany	Switzerland

Guyana	Taiwan

Hungary	Tanzania

India	Thailand

Indonesia	Uganda

Ireland	United Kingdom

Israel	United States

Japan	Vietnam

Kazakhstan	Zambia

Kenya	Zimbabwe